UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 9, 2018

TIPTREE INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-33549	38-3754322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

780 Third Avenue, 21st Floor New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 446-1400
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 9, 2018, Tiptree Inc. (“Tiptree”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Tiptree Financial Partners, L.P. (“TFP”), a Delaware limited partnership, whereby TFP will merge with and into Tiptree with Tiptree continuing as the surviving company (the “Reorganization Merger”). Prior to the Reorganization Merger, Tiptree owned approximately 84% of TFP and TFP owned 100% of Tiptree Operating Company, LLC (“OpCo”), the operating subsidiary that holds all of Tiptree’s consolidated subsidiaries. After the Reorganization Merger, TFP will cease to exist and Tiptree will own 100% of OpCo.

In the Reorganization Merger, each limited partner of TFP will receive as consideration for its TFP common units (the “LP Units”), (i) the number of Class A common stock that they would have been entitled to exchange into using the existing exchange mechanic (6,861,561 shares of Tiptree Class A common stock in the aggregate) (ii) a warrant, which expires on September 30, 2018, to purchase Tiptree Class A common stock at an exercise price of $11.33 per share (a maximum of 652,500 Tiptree Class A common stock in the aggregate) and (iii) warrants to acquire Tiptree Class A common stock on the same economic terms as their existing warrants to acquire TFP units (2,255,149 Tiptree Class A shares in the aggregate) (collectively, the “Merger Consideration”).

Also, in connection with the Reorganization Merger, Tiptree canceled (i) 6,861,561 shares of Class B common stock, (ii) the existing warrant owned by TFP to acquire 652,500 Tiptree Class A common stock at an exercise price of $11.33 per share and (iii) the existing warrants to acquire TFP units that are exchangeable for 2,255,149 Tiptree Class A shares in the aggregate.

The foregoing summary of the Merger Agreement is qualified in its entirety by reference to the text of the Merger Agreement, attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Forward-Looking Statements

Certain statements herein are “forward-looking statements”. Such forward-looking statements reflect the Registrant’s current expectations or beliefs concerning future events and actual events may differ materially from historical results or current expectations. Any such forward-looking statements are subject to various risks and uncertainties, including uncertainties as to the timing of the Reorganization Merger, the possibility that various closing conditions for the Reorganization Merger may not be required, satisfied or waived, the parties’ ability to consummate the Reorganization Merger on the contemplated timeline, and other factors which are set forth in the Registrant’s most recent Form 10-K filed with the U.S. Securities and Exchange Commission on March 14, 2018 and in all filings with the SEC made by the Registrant subsequent to the filing of that Form 10-K. the Registrant does not undertake to publicly update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On April 10, 2018, Tiptree completed the Reorganization Merger and issued to the former limited partners of TFP the Merger Consideration and canceled all outstanding Class B common stock of Tiptree. Upon the issuance of the Merger Consideration, Tiptree has 37,933,595 shares of Class A common stock outstanding (excluding 5,118,438 shares of Class A common stock held by a subsidiary of Tiptree). Effective April 10, 2018, Tiptree owns 100% of OpCo and Tiptree’s Class A common stock is the only outstanding class of stock of Tiptree.

Item 7.01	Regulation FD Disclosure.

On April 10, 2018, Tiptree issued a press release announcing the Reorganization Merger. The press release is furnished as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K, including the information contained in Exhibit 99.1 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section. Furthermore, the information in Item 7.01 of this Current Report on Form 8-K, including the information contained in Exhibit 99.1 shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) List of Exhibits:

10.1    Agreement and Plan of Merger, dated April 9, 2018, by and among Tiptree Financial Partners, L.P. and Tiptree Inc.
10.2    Form of Warrant to Purchase Class A Common Stock (Expiring September 30, 2018).
10.3    Form of Warrant to Purchase Class A Common Stock (Expiring June 30, 2022).
99.1    Tiptree Inc. press release, dated April 10, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIPTREE INC.

Date:	April 10, 2018	By:	/s/ Jonathan Ilany
Name: Jonathan Ilany
Title: Chief Executive Officer